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                                                                    EXHIBIT 24.7



STATE OF TEXAS    )
COUNTY OF DALLAS  )

                                POWER OF ATTORNEY

   Know all men by these presents, that I, ROBERT J. KEHL, a Director of CROWN GROUP, INC., a Texas corporation, do constitute and appoint MARK D. SLUSSER and EDWARD R. McMURPHY my true and lawful attorneys-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN GROUP, INC. for the fiscal year ended April 30, 2001 and to file the same with the Securities and Exchange Commission and National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as said attorneys-in-fact deem appropriate, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may do or cause to be done by virtue hereof.

   In witness whereof, I have hereunto set my hand and seal this 6th day of August, 2001.



                                                 /s/ Robert J. Kehl
                                                 ------------------------------
                                                 ROBERT J. KEHL




                                 ACKNOWLEDGMENT

   Before me this 6th day of August, 2001, came ROBERT J. KEHL, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.



                                                 /s/ Stacy Meeusen
                                                 ------------------------------
                                                 NOTARY PUBLIC